CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Data Switch Corporation on Form S-8 (File Nos. 2-83306, 33-35834, 33-35835, 33-39785 and 33-79282) and on Form S-1
(File Nos. 33-13057 and 33-36227) of our report dated January 31, 1995, on our audits of the consolidated financial statements and the financial statement schedule of Data Switch Corporation as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.


                                   Coopers & Lybrand L.L.P.


Stamford, Connecticut
March 29, 1995